SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [ X ]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[  ]           Preliminary Proxy Statement
[  ]           Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[  ]           Definitive Proxy Statement
[  ]           Definitive Additional Materials
[X]	Soliciting Material Pursuant to Sec. 240.14a-11(c) or Sec. 240.14a-12

Delaware Group Equity Funds III
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee  (Check the appropriate box):

[ X ]        No fee required.
[  ]           Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1.	Title of each class of securities to which transaction applies:

2.	Aggregate number of securities to which transaction applies:

3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4.	Proposed maximum aggregate value of transaction:

5.	Total fee paid:

[  ]           Fee paid previously with preliminary proxy materials.
[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)           Amount Previously Paid:
____________________________________________________________

2)           Form, Schedule or Registration Statement No.:
____________________________________________________________

3)           Filing Party:
____________________________________________________________

4)           Date Filed:
____________________________________________________________

DELAWARE GROWTH EQUITY FUND - ADJOURNMENT SCRIPT

Good Morning/Afternoon/Evening.  My name is___________________ and I am calling on behalf of a current investment with the Delaware Growth Equity Fund.  May I please speak with Mr. /Mrs._______?

Good Morning/Afternoon/Evening Mr./Ms: ________________________ (insert name) the reason for my call is to inform you that the Special Meeting of Shareholders that was to take place on September 22nd has been adjourned to October 6th due to insufficient shareholder participation. The proxy material for the shareholder meeting was mailed back in August.  At this time we are offering shareholders the convenience of casting their proxy vote by phone.

The Board has recommended a vote in favor on all proposals; would you like to vote along with your Board’s recommendation?  (Pause)

Would you like to vote all of your accounts accordingly?

*Confirmation – I am recording your (in favor/against/abstain) vote.  For confirmation purposes:
• Please state your full name. (pause for response)
• According to our records, you reside in (city, state, zip code). (pause)
• To ensure that we have the correct address for the written confirmation, please state your street address. (pause for response)

Thank you.  You will receive written confirmation of your voting instructions within 3 to 5 business days.  Once you receive your confirmation, if you have any questions, feel free to contact us at the toll free number listed on the confirmation.  Mr./Ms. ___________, your vote is important and your time is greatly appreciated.  Thank you and have a good (insert appropriate closing).

REBUTTALS
If shareholder states:
• Undecided
• Will Vote by mail/internet

When you have a moment, please review the proxy material and contact us with any questions you may have. At that time we can record your voting instructions by phone. Please contact us at 877-864-5057 between the hours of 9:00am and 10:00pm EDT, Monday through Friday.

If shareholder states:
• Has Voted

We don’t currently have your vote recorded in our system.  To ensure that your votes are counted at the meeting I can reconfirm them for you over the phone.  Did you vote in favor/against or abstain?

If no: Close Call